Exhibit 99.1

Transmeridian Exploration Announces Start of Oil Exports via its

Proprietary Pipeline and Elimination of Third Party Processing Fee

Houston, Texas (PRIME NEWSWIRE) October 18, 2007 – Transmeridian Exploration Incorporated (AMEX: TMY) today announced that it has commenced transporting oil from its South Alibek Field through its proprietary pipeline connection to the regional export pipeline system. Produced oil is being processed in the company’s de-mercaptan unit prior to export. The company expects use of its own export pipeline connection and its recently commissioned Central Production Facility to increase the continuity and reliability of export sales.

“The elimination of third party processing fees with the use of our own de-mercaptan unit should be reflected in the price we receive for our South Alibek crude and, with the use of our own pipeline, we will no longer be dependent on others to export our oil to the regional pipeline system” commented Lorrie T. Olivier, Chief Executive Officer.

About Transmeridian Exploration Incorporated

Transmeridian Exploration Incorporated is an independent energy company established to acquire and develop oil reserves in the Caspian Sea region of the former Soviet Union. The company primarily targets fields with proved or probable reserves and significant upside reserve potential. Transmeridian Exploration currently has projects in Kazakhstan and southern Russia.

For more information please contact the following:

Lorrie T. Olivier, CEO
Earl W. McNiel, CFO
5847 San Felipe, Suite 4300
Houston, Texas 77057
Phone: (713) 458-1100
Fax: (713) 781-6593
E-mail: tmei@tmei.com
Website: www.tmei.com

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created therein. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to those discussed in Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2006, as amended, and other filings with the Securities and Exchange Commission (SEC). Although the Company believes the assumptions underlying the forward-looking statements contained herein are reasonable, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion herein should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.